Exhibit 10.05

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of February 15, 2005 is made by HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation with a chief executive office at 2530 South Rural Road, Tempe, AZ and a principal place of business at 2006 E. 5th, Suite 101 Tempe, AZ  85281 (the “Company”), in favor of HOWARD R. BAER, an individual with an address at 6451 East El Maro Circle, Paradise Valley, Arizona 85253 (the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Secured Party is the Chief Executive Officer and majority shareholder of the Company;

WHEREAS, the Secured Party has from time to time made loans to the Company, and the Company is, as of the date hereof, indebted to the Secured Party in the aggregate amount of FOUR HUNDRED EIGHTY THREE THOUSAND THREE HUNDRED FIFTY EIGHT AND 56/100 ($483,358.56) on account of such loans, and the Secured Party has agreed as of the date hereof to make a further advance to the Company in the amount of THREE HUNDRED SIXTY FOUR THOUSAND AND 00/100 ($364,000.00) (collectively, the “Execution Date Indebtedness”), provided that the Company enters into the Note (defined below) and this Security Agreement;

WHEREAS, the Secured Party, in its sole and absolute discretion, may make additional loans to the Company (collectively, the “Post Execution Date Indebtedness”);

WHEREAS, the Company’s obligation to repay the Execution Date Indebtedness and the Post Execution Date Indebtedness is evidenced by a promissory note made by Company in favor of Secured Party as of the date hereof (“Note”);

WHEREAS, in connection with such loans heretofore or hereafter extended by Secured Party to Company, Secured Party has requested that Company execute this Security Agreement, together with the Patent Security Agreement and the other Loan Documents, and otherwise confirm and agree that all loans, credit or other financial accommodations previously or heretofore or hereafter extended by Secured Party to the Company, including, without limitation, the Execution Date Indebtedness and Post Execution Date Indebtedness and any other indebtedness or obligations evidenced by the Note, are and shall be secured by the Collateral (defined below), subject in all respects to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the Secured Party and the Company hereby agree as follows:

1.

Definitions; Amendments And Acknowledgement Of Secured Obligations.

1.1.

Definitions.

  As used in this Agreement, the following terms shall have the following definitions:

“Agreement” means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as the same may be amended, supplemented and otherwise modified, and any successor statute.

“Collateral” means all tangible and intangible personal property of the Company related to the ProAlgaZyme Product, now existing or hereafter acquired, wherever located, including, without limitation: the Company’s Books; the Equipment; the General Intangibles; the Inventory; any Farm Products (as defined under the UCC), Goods (as defined under the UCC), plants, enzymes, proteins, naturally-generated proteolytic enzymatic proteins derived from natural plant cultures grown by the Company under laboratory conditions in purified aqueous environment solutions with proprietary feeding, money, and other assets of the Company relating to the ProAlgaZyme Product (including, without limitation, any and all assets or property of the Company set forth on Exhibit 1 attached hereto and incorporated herein); and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all of Company’s Books, Equipment, General Intangibles, Inventory, plants, enzymes, proteins, naturally-generated proteolytic enzymatic proteins derived from natural plant cultures grown by the Company under laboratory conditions in purified aqueous environment solutions with proprietary feeding, money, deposit accounts, supporting obligations, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company’s Books” means the Company’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing the Collateral) or liabilities, in each case relating to the ProAlgaZyme Product.

“Equipment” means all of a Company’s now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles, tools, parts, goods (other than consumer goods, farm products, or Inventory), plants, enzymes, proteins and naturally-generated proteolytic enzymatic proteins derived from natural plant cultures grown by the Company under laboratory conditions in purified aqueous environment solutions with proprietary feeding,  relating to the ProAlgaZyme Product, wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, including, without limitation, the equipment, assets and property set forth on Exhibit 1 attached hereto and incorporated herein.

“Event of Default” means the occurrence of any of the following: (i) the Company’s default hereunder or failure to make any payment when due hereunder or to timely pay or perform any other obligation when due to the Secured Party under the Note or any other Loan Document, whether now existing or hereafter arising (including, without limitation, the Execution Date Indebtedness and the Post Execution Date Indebtedness; (ii) if any covenant, representation, warranty, statement or certificate made to the Secured Party by the Company is breached or proves to have been or becomes untrue, except to the extent any of the foregoing items relate solely to an earlier date; (iii) the death or dissolution of the Company; (iv) with respect to the Company, the commencement of an action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for the Company or all or part of its assets, or the commencement of an involuntary proceeding against the Company under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (v) if the Company makes an assignment for the benefit of creditors, or is unable to pay its debts as they mature.

“General Intangibles” means all of the Company’s now owned or hereafter acquired right, title, and interest with respect to general intangibles relating to the ProAlgaZyme Product (including payment intangibles, commercial tort claims, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, intellectual property, patents, patent applications, servicemarks, servicemark applications, copyrights, copyright applications, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing, inventions, trade secrets, formulae, processes, know-how, data, compounds, designs, surveys, reports, manuals, operating standards, technology, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property relating to the ProAlgaZyme Product, including, without limitation, plants, enzymes,  proteins, naturally-generated proteolytic enzymatic proteins derived from natural plant cultures grown under laboratory conditions in purified aqueous environment solutions with proprietary feeding of the Company, and the general intangibles, assets and property set forth on Exhibit 1 attached hereto and incorporated herein..

“Inventory” means all of the Company’s now owned or hereafter acquired right, title, and interest with respect to inventory relating to the ProAlgaZyme Product, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by the Company as lessor, goods that are furnished by the Company under a contract of service, and plants, enzymes,  proteins, naturally-generated proteolytic enzymatic proteins derived from natural plant cultures grown by the Company under laboratory conditions in purified aqueous environment solutions with proprietary, raw materials, work in process, or materials used or consumed in the Company’s business, and including, without limitation, the inventory, assets and property set forth on Exhibit 1 attached hereto and incorporated herein.

 “Loan Documents” means this Agreement, the Patent Security Agreement, the Note, any other note or notes executed by Company in favor of Secured Party, and all other documents, instruments, agreements, amendments, restatements, supplements and modifications executed in connection with any of the foregoing.

“Note” has the meaning set forth in the preambles to this Agreement.

“Patent Security Agreement” means that certain Patent Security Agreement dated the date hereof made by Company in favor of Secured Party (as the same may be amended, supplemented or modified from time to time).

“ProAlgaZyme Product” means that certain naturally-generated proteolytic enzymatic protein derived from a natural plant culture grown by the Company under laboratory conditions in a purified aqueous environment solution with proprietary feeding, and which is commonly referred to as ProAlgaZyme and/or AlphaSystem Replenisher.

“Secured Obligations” means all indebtedness, liabilities, obligations, or undertakings owing by the Company to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by this Agreement, the Note (including, without limitation, the Execution Date Indebtedness and the Post Execution Date Indebtedness) or the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys’ fees), and expenses which the Company is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Secured Party” has the meaning set forth in the preamble to this Agreement.

“Secured Party’s Liens” means the liens granted by the Company to the Secured Party under this Agreement and the other Loan Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona or any other applicable jurisdiction.

1.2.

RESERVED.

1.3.

Acknowledgment of Secured Obligations.  The Company hereby acknowledges that it is unconditionally liable to the Secured Party for the full payment and performance of each of the obligations set forth in the Note (including, without limitation, the Execution Date Indebtedness and the Post Execution Date Indebtedness) and incorporated herein by reference, plus any amounts that may be hereafter borrowed from the Secured Party, plus all interest, fees, charges and other amounts that may arise under the terms of the various documents executed or delivered by the Company evidencing or relating to such obligations, including, without limitation, the Note, plus all reasonable attorneys’ fees and costs of collection incurred in connection with such obligations by the Secured Party, and that the Company has no defenses, counterclaims or set-offs with respect to the full payment and performance of any or all of the foregoing.

2.

CREATION OF SECURITY INTEREST.

2.1.

Grant of Security Interest.

The Company hereby grants to the Secured Party a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Note, this Agreement, the Loan Documents or any other agreement executed between the Company and the Secured Party, and in order to secure prompt performance by the Company of the Company’s covenants and duties under the Note.  The Secured Party’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Secured Party or the Company.  Anything contained in the Note, this Agreement, the Loan Documents or any other agreement executed between the Company and the Secured Party  to the contrary notwithstanding, the Company does not have any authority, express or implied, to dispose of any item or portion of the Collateral other than in the ordinary course of business.

2.2.

 Collection of General Intangibles. At any time after the occurrence and during the continuation of an Event of Default, the Secured Party or the Secured Party’s designee may collect and otherwise realize upon the General Intangibles.  Any collection costs and expenses incurred by the Secured Party pursuant to this Section 2.2 shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year) from the date incurred until paid in full in cash at the highest rate applicable under the Note.

2.3.

Delivery of Additional Documentation Required.  At any time upon the request of the Secured Party, the Company shall execute and deliver to the Secured Party, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that the Secured Party may reasonably request, in form and substance satisfactory to the Secured Party, to perfect and continue perfected or better perfect the Secured Party’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the Note.  In addition, on such periodic basis as the Secured Party shall reasonably require, the Company shall (a) provide the Secured Party with a report of all new patentable or copyrightable materials, or intellectual property acquired or generated by the Company during the prior period to the extent that any of such items are related to the ProAlgaZyme Product, (b) cause all patents, copyrights, and intellectual property acquired or generated by the Company that are necessary in the conduct of the Company’s business as it relates to the ProAlgaZyme Product and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Company’s ownership thereof, unless the Company, with respect to patents and intellectual property, but not copyrights, in its commercially reasonable discretion, determined otherwise, and (c) cause to be prepared, executed, and delivered to the Secured Party supplemental schedules hereto to identify, among other things, such patents, copyrights, and intellectual property as being subject to the security interests created thereunder.

2.4.

Power of Attorney.

The Company hereby irrevocably makes, constitutes, and appoints the Secured Party (and any agent designated by the Secured Party) as the Company’s true and lawful attorney, with power to:  (a) if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 2.3, sign the name of the Company on any of the documents described in Section 2.3; (b) send requests for verification of part or all of the Collateral; (c) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Company’s policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (d) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Collateral.  The appointment of the Secured Party as the Company’s attorney, and each and every one of the Secured Party’s rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been fully and finally repaid and performed.

2.5.

Right to Inspect.

The Secured Party (and any of its agents) shall have the right, from time to time hereafter to inspect the Company’s Books and to check, test, and appraise the Collateral in order to verify the Company’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

3.

REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants to Secured Party as follows:

(a)

except for the Secured Party’s Liens, the Company is the sole owner of each item of the Collateral, having rights in or the power to transfer the Collateral and having good and marketable title thereto, free and clear of any and all liens, claims, or rights of others; and in this regard, no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any portion of the Collateral is on file or of record in any public office, except as may have been filed in favor of the Secured Party;

(b)

the name of the Company and the type and state of organization set forth in the preamble to this Agreement is the Company’s correct corporate name and type and state of organization, and the Company is not now doing business under any other name, except "Health Enhancement Products, Inc. of Nevada”; and

(c)

as of the date hereof  the Company’s principal place of business and chief executive office are set forth in the preamble of this Agreement and said addresses are the only locations where Collateral is located or maintained; however, the Company hereby represents to Secured Party that the Company shall move each of its principal place of business and chief executive office to 7740 E. Evans Rd., Scottsdale, Arizona 85260_ (the “New Location”) on or before March 31, 2005, and that following such move the New Location shall be the only location where Collateral is located or maintained, unless Company shall have provided to Secured Party thirty (30) days prior written notice of any alternative location where Collateral shall at any time be located or maintained and shall have delivered to Secured Party a Landlord Waiver Agreement (defined below) with respect to any such alternative location.  In addition, Company hereby acknowledges and agrees that on or before March 31, 2005, Company shall have either (i) moved each of its principal place of business and chief executive office to the New Location and delivered to Secured Party a Landlord Waiver Agreement with respect to the New Location; or (ii) if such moves have not been completed, then Company shall have delivered to Secured Party a Landlord Waiver Agreement from the Company’s existing landlords.  Any failure to comply with the provisions of this Section 3(c) shall constitute an Event of Default hereunder and under the other Loan Documents.  For purposes of this Section 3(c), the term “Landlord Waiver Agreement” shall mean a written agreement, in form and substance reasonably satisfactory to Secured Party, from any applicable landlord pursuant to which such landlord shall subordinate its liens and claims against the Company and authorize Secured Party to enter and remain on the applicable premises for a period of sixty (60) days following Secured Party’s entry thereon in order to collect, remove, sell or otherwise dispose of the Collateral (at Company’s expense) in connection with the exercise of Secured Party’s rights and/or remedies hereunder or under any of the other Loan Documents.

4.

AFFIRMATIVE COVENANTS.  THE COMPANY COVENANTS AND AGREES THAT FROM AND AFTER THE DATE OF THIS SECURITY AGREEMENT AND UNTIL THE SECURED OBLIGATIONS ARE REPAID IN FULL IN CASH:

4.1.

Notices Regarding Collateral. the Company will advise the Secured Party promptly, in reasonable detail, (i) of any lien or claim made or asserted against any of the Collateral, and it will defend the Collateral against and take such other action as is necessary to remove, any lien or claim in or to the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material adverse effect on the Collateral taken as a whole or the Secured Party’s Liens.

4.2.

Maintenance of Insurance.  The Company will maintain insurance policies in amounts not less than that usually carried by one engaged in the same or similar business and with companies reasonably satisfactory to the Secured Party and covering such risks as are customary in the same or a similar business.  After an Event of Default, all insurance proceeds received by Company shall be released to the Secured Party.

4.3.

Organization.  The Company will not change its type or state of organization or its legal name.

5.

Secured Party’s Rights And Remedies.

5.1.

Rights and Remedies.  Upon the occurrence of an Event of Default, the Secured Party shall have the following additional rights and remedies:

1.

All of the rights and remedies of a secured party, under the UCC or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

2.

The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to the Company, for which purpose the Company irrevocably appoints the Secured Party its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party.  The Company shall make available all premises, locations and facilities necessary for the Secured Party’s taking possession of the Collateral or for removing or putting the Collateral in saleable form.

3.

The right to sell or otherwise dispose of all or any part of the Collateral by one or more public or private sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Company at least ten (10) days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition (which may include, without limitation, or public sale or lease of all or part of the Collateral) is to be made.  The Company agrees that ten (10) days is a reasonable time for such notice.  The Secured Party, its employees, attorney and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations.  If there is a deficiency after such sale and the application of the net proceeds from such sale, the Company shall be responsible for the same with interest.

5.2.

Remedies Cumulative.

The Secured Party’s rights and remedies under this Agreement, the Note, the other Loan Documents and all other agreements between the Secured Party and the Company shall be cumulative.  The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.   No exercise by the Secured Party of one right or remedy shall be deemed an election, and no waiver by the Secured Party of any Event of Default on the Company’s part shall be deemed a continuing waiver.  No delay by the Secured Party shall constitute a waiver, election, or acquiescence by it.

6.

TAXES AND EXPENSES REGARDING THE COLLATERAL.

If the Company fails to pay any monies (whether taxes, rents, assessments, insurance premiums due to third persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, the Secured Party, in its sole discretion and without prior notice to the Company, may do any or all of the following: (a) make payment of the same or any part thereof; (b) obtain and maintain insurance policies insuring the Company’s ownership and use of the Collateral, and take any action with respect to such policies as the Secured Party deems prudent.  Any amounts paid or deposited by the Secured Party shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year) from the date incurred until paid in full in cash at the highest rate applicable under the Note.  Any payments made by the Secured Party shall not constitute an agreement by the Secured Party to make similar payments in the future or a waiver by the Secured Party of any Event of Default under this Agreement.  The Secured Party need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

7.

WAIVERS; INDEMNIFICATION.

7.1.

Demand; Protest; etc.

Except as otherwise specifically and explicitly set forth in this Agreement and to the extent permitted by law, the Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Secured Party, on which the Company may in any way be liable.

7.2.

No Liability for Collateral.

The Secured Party shall not have any obligation to protect, secure, perfect or insure any of the Collateral at any time held as security for the Secured Obligations.  Beyond the custody thereof, in accordance with the same procedures it employs with regard to its own property, the Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  All risk of loss, damage, or destruction of the Collateral shall be borne by the Company.

7.3.

Indemnification; Reimbursement of Expenses.

(a)

The Company agrees to defend, indemnify, save, and hold the Secured Party (and its agents) (each an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other person, and (b) all losses (including reasonable attorneys’ fees and disbursements) in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of, following, or consequential to transactions with the Company, whether under this Agreement, the Note, the other Loan Documents or otherwise (all of the foregoing, collectively, the “Indemnified Liabilities”).  Notwithstanding the foregoing, the Company shall not have any obligation under this Section 7.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement.

(b)

 All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Company.  All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Secured Party in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Collateral or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral (including, without limitation, based on the Company’s failure to perform or comply with any provision contained herein) shall be borne by the Company and shall constitute Secured Obligations.  All of such fees and expenses shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year for the actual days elapsed) from and after the date incurred at the highest rate applicable to any of the Secured Obligations as set forth in the Note.

8.

NOTICES.

Except as otherwise specified herein, all notices, requests, demands or other communications to or on the Company or the Secured Party shall be in writing and shall be given or made to the party to which such notice is required or permitted to be given or made at the address set forth on the signature pages hereto or at such other address as any party hereto may hereafter specify to the other in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt if delivered by hand or sent by facsimile, or one (1) business day after sending if sent by nationally recognized courier service, if sent with instructions to deliver the next business day, or five (5) business days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid.

9.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Arizona, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this Agreement or any other agreement or document referred to herein, the Company hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based upon lack of personal jurisdiction, improper venue or forum non conveniens.

(b)

THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

10.

GENERAL PROVISIONS.

10.1

Effectiveness.

This Agreement shall be binding and deemed effective when executed by the Company and accepted and executed by the Secured Party.

10.2

Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors, heirs and assigns of each of the parties; provided, however, that the Company may not assign this Agreement or any rights or duties hereunder without the Secured Party’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Secured Party shall release the Company from its Secured Obligations.  The Secured Party may assign this Agreement and its rights and duties hereunder and no consent or approval by the Company is required in connection with any such assignment.  The Secured Party reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in its  rights and benefits hereunder.  In connection therewith, the Secured Party may disclose all documents and information which the Secured Party now or hereafter may have relating to the Company or its business.  To the extent that the Secured Party assigns its rights and obligations to a third person, the Secured Party thereafter shall be released from such assigned obligations to the Company.

10.3

Section Headings.

Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

10.4

Interpretation.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or the Company, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

10.5

Complete Agreement.  This Agreement, together with the Loan Documents and any other document executed in connection therewith, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof.

10.6

Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.7

Amendments in Writing.

This Agreement can only be amended by a writing signed by the Secured Party and the Company.

10.8

Counterparts; Telefacsimile Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10.9

Revival and Reinstatement of Obligations.

If the incurrence or payment of the Secured Obligations by the Company or the transfer by the Company to the Secured Party of any property of the Company should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Secured Party related thereto, the liability of the Company automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

HEALTH ENHANCEMENT PRODUCTS INC., as Company By: /s/ Jeffery R. Richards Name: Jeffery R. Richards Title: Chief Financial Officer ADDRESS: 2530 South Rural Road Tempe, AZ 85281
ACCEPTED: HOWARD R. BAER, as Secured Party /s/ Howard R. Baer ADDRESS: 6451 East El Maro Circle Paradise Valley, Arizona 85253 Ph: (480) 368-8885 Fax: (480) 385-3901

EXHIBIT 1

(ADDITIONAL DESCRIPTION OF CERTAIN ITEMS OF THE COLLATERAL)

1.1

Cultures, primarily composed of fresh-water species, used for generation of compound(s) used in the generation of the ProAlgaZyme product.

1.2

Culture growing environment, composed of:

1.2.1

Culture containers.  In addition to the above, there are approximately 600 unused containers available for use.

1.2.2

Purified water, in which the cultures are grown.

1.2.3

Storage racks for the culture containers.

1.2.4

Specialized lighting fixtures to assist growing.

1.2.5

Proprietary food for the cultures.

1.3

Production environment, composed of:

1.3.1

Sterilization and cleaning equipment (stainless steel sinks, ozone water washing unit).

1.3.2

Water purification equipment (R/O filtering, ozonation equipment).

1.3.3

Extraction (“harvesting”) equipment for transfer of water from cultures to storage (pumps, carts, tubing).

1.3.4

Filtration equipment for processing waste and extraneous materials from harvested water prior to bottling (pumps, gauges, filter housings).

1.3.5

Water storage and transportation equipment, including tanks and portable containers.

1.3.6

Chemicals and production supplies (testing, cleaning, and expendable materials).

1.4

Research environment, composed of:

1.4.1

Research equipment (high-powered microscope, spectrophotometer,

autoclave, incubator, water bath).

1.4.2

Research materials (testing equipment and materials).

1.5

Finished goods inventory, consisting of:

1.5.1

Bottled ProAlgaZyme awaiting sale.

1.5.2

Manufactured ReplenTish product awaiting sale.

1.6

Raw materials inventory, consisting of ProAlgaZyme bottles and caps for future production runs.

1.7

Special reserved stock of bottled ProAlgaZyme for use in clinical trials.

1.8

Furniture and fittings, consisting of:

1.8.1

Office furniture (desks, chairs, filing cabinets).

1.8.2

Office equipment (PCs, printers, software licenses, fax machine, copying machine).

1.8.3

Research equipment (high-powered microscope, spectrophotometer,

autoclave, incubator, water bath).

1.8.4

Production equipment (stainless steel benches, storage cabinets, materials storage).

1.9

All rights to growth of the cultures for commercial activity.

1.10

All production processes and procedures, including, without limitation, :

1.10.1

Growing environment preparation, construction, and maintenance/cleaning.

1.10.2

Personnel training – production procedures, anti-contamination procedures, record-keeping, testing.

1.10.3

Culture maintenance – preservation and protection, feeding, growth management, environment management.

1.10.4

Culture testing – monitoring of compound production levels.

1.10.5

Culture replication – preparation of new growing environment, transfer of cultures, growth monitoring and testing.

1.10.6

Culture feeding – food preparation, feeding quantities and procedures, culture quality and health monitoring.

1.10.7

Harvesting – preparation of storage environment and harvesting equipment, harvesting procedure, replenishment and feeding procedures.

1.10.8

Storage of harvested material – cleaning and preparation of receiving containers, container closure and protection of material from contamination.

1.10.9

Production tracking and recording – maintenance of production records.

1.10.10

Filtration – cleaning and preparation of filtration environment,  preparation of required parts and filtration line, preparation of receiving containers, execution of filtration run, storage and maintenance of receiving containers.

1.10.11

Quality and testing – sampling and testing procedures, lot tracking, acceptance and product recall policies.

1.10.12

Inventory management – identification and reporting of overhead, expendable items, and raw materials.

1.10.13

Production and research materials management – hazardous waste identification and tracking; usage statistics, storage conditions, access controls.

1.11

All rights to the “Celebration for Life” direct-selling organization, including, without limitation:

1.11.1

Names and contact information for all distributors and personnel affiliated with the ProAlgaZyme Product.

1.11.2

Prepared literature and Policies and Procedures for the organization, including product brochures, marketing materials, and Distributor Kits.

1.11.3

Established Internet web-site, with software to support distributor registration, product purchases, and information.

1.12

All research information relating to the ProAlgaZyme Product, including, without limitation:

1.12.1

Consumer histories, files, and testimonials compiled during 2004 by Dr. DeWall Hildreth.

1.12.2

Results from laboratory testing conducted by Arizona State University during 2003-4 under ASU foundation grants.

1.12.3

Results from clinical trials conducted during 2004-5 by independent third-party organizations on both human volunteers and laboratory animals.

1.12.4

Information prepared by HEPI staff and independent third parties as to the composition and characteristics of the cultures and their generated compound(s).

1.12.5

Information derived from research projects by HEPI Production staff into the effect and benefits on human illnesses of enzyme(s) and other compounds identified within the ProAlgaZyme Product.

1.13

Filing of patent on the ProAlgaZyme Product with U.S. Patent & Trademark

Office.

1.13.1

Technical knowledge and skills developed within Company personnel during operations, including areas such as the control and growth of cultures, the analysis and application of information relating to the compound(s) derived from the cultures, marketing and advertising of the ProAlgaZyme Product.